Exhibit 10.1A

                  Amendment #1 to Employee Stock Ownership Plan
                      of First Federal Savings Bank of Iowa


                       FIRST FEDERAL SAVINGS BANK OF IOWA


                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (As Amended and Restated
                        Effective as of January 1, 2001)


                                    AMENDMENT
                                    ---------


1. Article I - The flush language at the end of section 1.4 of the Plan shall be amended, effective January 1, 2002, to read in its entirety as follows:

               In no event, however, shall an Employee's Cash Compensation for any Plan Year include any compensation in excess of $150,000 (in Plan Years beginning before January 1, 2002) and $200,000 (in Plan Years beginning after December 31, 2001. The $150,000 and $200,000 limitations set forth in the preceding sentence shall be indexed in accordance with regulations prescribed under section 401(a)(17) of the Code. If there are less than twelve (12) months in the Plan Year, the limitations (as adjusted) shall be prorated by multiplying such limitation by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is twelve (12). For purposes of applying the foregoing limitation in any Plan Year beginning prior to January 1, 1997 to any person who is a Five Percent Owner or who is one of the 10 Highly Compensated Employees with the highest Total Compensation (determined prior to the application of this sentence), any Cash Compensation paid to the spouse of such person or to any lineal descendant of such person who has not attained age 19 on or before the last day of such calendar year shall be deemed to have been paid to such person.

2. Article I - Section 1.57 of the Plan shall be amended, effective January 1, 2002, to read in its entirety as follows:

                    Section 1.57 Total Compensation for any person during any
               period means the total compensation paid to such person during such period by all Affiliated Employers which is required to be reported to such person on a written statement under section 6041(d), 6051 (a) (3) and 6052 of the Code, plus any elective deferrals (within the meaning of section 402(g) of the Code) under any qualified cash or deferred arrangement described in section 401 (k) of the Code and maintained by any Affiliated Employer, any tax-deferred annuity described in section 403(b) of the Code and maintained by any Affiliated Employer, any salary reduction simplified employee pension plan described in section 408(k) of the Code and maintained by any Affiliated Employer, any salary reduction contributions under any cafeteria plan described in section 125 of the Code and maintained by any Affiliated Employer and any salary reduction contributions under any qualified transportation filing benefits plan described in section 132(f) of the Code and maintained by an Affiliated Employer. In no event shall a person's Total Compensation for any Plan Year include any compensation in excess of $150,000 (in Plan Years beginning before January 1, 2002) and $200,000 (in Plan Years beginning after December 31, 2001) or such other amount as may be permitted under section 401(a)(17) of the Code. If there are less than twelve (12) months in the Plan Year, the $150,000 and $200,000 limitations (as adjusted) shall be prorated by multiplying such limitation by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is twelve (12). For purposes of applying the foregoing limitation in any Plan Year beginning prior to January 1, 1997 to any person who is a Five Percent Owner or who is one of the 10 Highly Compensated Employees with the highest Total Compensation (determined prior to the application of this sentence), any Total Compensation paid to the spouse of such person or to any lineal descendant of such person who has not attained age 19 on or before the last day of such calendar year shall be deemed to have been paid to such person.


3. Article VI - Section 8.2(a) of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

                    (a) Notwithstanding any other provisions of the Plan, no amount shall be allocated to a Participant's Account for any Limitation Year to the extent that such allocation would result in an Annual Addition of an amount exceeding:

                    (i) for Limitation Years beginning before January 1, 2002, the lesser of (A) $30,000 (or such other amount as is permissible under section 415(c)(1)(A) of the Code), or (ii)(B) twenty-five percent (25%) of the Participant's Total Compensation paid during such Limitation Year; and

                    (ii) for Limitation Years beginning after December 31, 2001, the lesser of (A) $40,000 (or such other amount as is permissible under section 415(c)(1)(A) of the Code), or (B) one hundred percent (100%) of the Participant's Total Compensation paid during such Limitation Year.


4. Article VI - Section 8.2(c)(i) of the Plan shall be amended, effective as of January 1, 2002, to include a new sentence at the end thereof which shall read in their entirety as follows:

               In Limitation Years beginning after December 31, 2001, catch-up elective deferrals under section 414(v) of the Code shall not be included as Annual Additions.


5. Article XII - Section 12.2(b) of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

                    (b) Dividends paid with respect to Shares allocated to a person's Share Investment Account shall be credited to such persons Share Investment Account. Cash dividends credited to a person's General Investment Account shall be, at the direction of the Committee, either: (i) held in such General Investment Account and invested in accordance with sections 10.2 and 11.3;
               (ii) distributed immediately to such person; (iii) distributed to such person within 90 days of the close of the Plan Year in which such dividends were paid; (iv) used to make payments of principal or interest on a Share Acquisition Loan; provided, however, that the Fair Market Value of Financed Shares released from the Loan Repayment Account as a result of such payment equals or exceeds the amount of the dividend; or (v) in calendar years beginning after December 31, 2001 either held as provided in section 12.2(b)(i) or distributed as provided in section 12.2(b)(ii), as each person shall elect for his own Account.


6. Article XIII - Sections 13.6(c)(iii) and (iv) of the Plan shall be amended, effective as of January 1, 2002, to read in their entirety as follows:

                           (iii) "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, and (for distributions after December 31, 2001 only) an annuity contract described in section 403(b) of the Code or an eligible deferred compensation plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision thereof and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution made before January 1, 2002 to a current or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code section 414(p) or to a surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity.

                           (iv) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any distribution made after December 31, 1999 on account of hardship; and in the case of a distribution made before January 1, 2002, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution that is includible in the gross income of the distributee that is treated as an eligible rollover distribution may only be transferred in a direct rollover to an eligible retirement plan that agrees to separately account for such portion of the distribution. This section 13.6 shall not apply to any eligible rollover distributions during a year that are reasonably expected (as determined by the Committee) to total less than $200. In no event shall any withdrawal during service that is made on account of hardship be considered an "eligible rollover distribution". This section 13.6 shall be interpreted to comply with the provisions of section 401(a)(31) of the Code.


7. Article XVII - Section 17.2 of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

                    Section 17.2     Definition of Top Heavy Plan.

                    (a) Subject to section 17.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) it is not a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination Date is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001) and their Beneficiaries.

                    (b) Subject to section 17.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Required Aggregation Group exceeds 60% of
               (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001), and their Beneficiaries under all plans that are members of the Required Aggregation Group.

                    (c) Notwithstanding sections 17.2(a)and 17.2(b), the Plan is not a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Permissible Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Permissible Aggregation Group does not exceed 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Company or any Affiliated Employer during the immediately preceding 5 Plan Years if the Determination Date is before January 1, 2002 and one Plan Year if the Determination Date is after December 31, 2001), and their Beneficiaries under all plans that are members of the Permissible Aggregation Group.


8. Article XVII - Section 17.4(a)(iii) shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

                           (iii) the amount of any distributions of such person's Cumulative Accrued Benefits under the Plan (including, for Plan Years beginning after December 31, 2001, distributions under terminated plans that would have been included in the Required Aggregation Group if not terminated) during the 5-year period (for all distributions for Plan Years beginning before January 1, 2002 and for in-service distributions for Plan Years beginning after December 31, 2001) or 1-year period (for all distributions other than in-service distributions for Plan Years beginning after December 31, 2001) ending on the Determination Date.

(9) Article XVII - Section 17.5(a)(iv) shall be amended, effective as of January 1, 2002, by adding the words "in plan years beginning before January 1, 2002" at the beginning thereof.

(10) Article XVII - Section 17.6of the Plan shall be amended, effective as of January 1, 2002, to read in its entirety as follows:

                    Section 17.6 Required Aggregation Group.

                    For purposes of this Article XVII, a Required Aggregation
               Group shall consist of (a) this Plan; (b) any other qualified plan maintained by the Bank that covers Key Employees; (including any plan that was terminated during the 5-year period ending on the Determination Date) and (c) any other qualified plans that are required to be aggregated for purposes of satisfying the requirements of sections 401(a)(4) or 410(b) of the Code (including any plan that was terminated during the 5-year period ending on the Determination Date.



         IN WITNESS WHEREOF, this Amendment has been signed by an officer of First Federal Savings Bank of Iowa thereunto duly authorized.



                                             FIRST FEDERAL SAVINGS BANK
                                             OF IOWA



                                             By ______________________________
                                                      Name:
                                                      Title:



                                             Date: ___________________________